FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 25, 2006

                                    0-21749
                            (Commission File Number)

                          MOONEY AEROSPACE GROUP, LTD.
             (Exact name of registrant as specified in its charter)

        Delaware                                  95-4257380
(State of Incorporation)              (IRS Employer Identification No.)

                165 Al Mooney Road North, Kerrville, Texas 78028
              (Address of registrant's principal executive office)


                                 (830) 896-6000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

ITEM 3.02   UNREGISTERED SALE OF EQUITY SECURITIES.

ITEM 5.01   CHANGE OF CONTROL OF REGISTRANT.

      On October 20, 2006, Mooney Aerospace Group, Ltd. (the "Company") received notice from Alpha Capital Anstalt ("Alpha Capital") that it had elected to convert loans totaling $2,100,000 in principal, plus accrued interest totaling $180,465.75, pursuant to the terms of various unsecured promissory notes to Alpha Capital issued by the Company in 2006, into 8,292,603 unregistered shares of common stock, $.01 par value, of the Company (the "Partial Conversion Shares").

      Other loans made by Alpha Capital to the Company in the principal amount of $1,600,000 (the "Prior 2006 Loans") issued at various times throughout 2006 and as previously reported on the Company's Form 8-K on August 15, 2006 remain outstanding but unpaid. The loan in the principal amount of $600,000 issued in August 2006 is now in default . All of the Prior 2006 Loans are convertible at $.275 per share; which conversion price is subject to adjustment downward in the event that the Company issues additional shares of common stock, $.01 par value, of the Company (the "Common Stock"), at a price less than $.275 per share, to such lower issuance price.

      Since August 23, 2006, the Company has borrowed an additional $3,300,000 for Alpha Capital on substantially the same terms as the Prior 2006 Loans.


      Prior to the issuance of the Partial Conversion Shares, the Company had 10,631,071 shares of Common Stock issued and outstanding. The Partial Conversion Shares increase the total number of issued and outstanding shares of Common Stock to 18,923,674 shares. The Partial Conversion Shares total 43.8% of all issued and outstanding Common Stock following the issuance of such shares. As a result, and in consideration of the matters set forth in the Schedule 13D filed by Alpha Capital Aktiengesellschaft (now Alpha Capital) on August 11, 2006 (the "August 13D"), the Company believes that a change in control of the Company, to the extent that those parties referenced in the above-referenced Schedule 13D did not already hold control of the Company, occurred in connection with this transaction.

      At the request of Alpha Capital, the Partial Conversion Shares were issued to MAG Holding Corp. The Company further believes that MAG Holding Corp. is affiliated with Alpha Capital. As a result of these note conversions, the individuals who filed the August 13D own 15,478,368 shares of the Company's Common Stock, representing 81.79% of the Company's issued and outstanding securities. Based upon the statements contained in the August 13D, the Company believes that these stockholders seek to acquire control of at least 90% of the Company's issued and outstanding Common Stock in order to effect a "going private" transaction.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       MOONEY AEROSPACE GROUP, LTD.


Date:  October 25, 2006                By: /s/ Barry Hodkin
                                           --------------------
                                           Barry Hodkin, Chief Financial Officer